UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2026
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Vitesse Energy, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-41546	88-3617511
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS. Employer Identification No.)

5619 DTC Parkway, Suite 700 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 361-2500
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VTS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Robert W. Gerrity as Chief Executive Officer and Chairman
On March 26, 2026, Robert W. Gerrity, Chairman and Chief Executive Officer of Vitesse Energy, Inc. (the “Company”), notified the Board of Directors of the Company (the “Board”) of his decision to resign as Chief Executive Officer of the Company and as Chairman and a member of the Board, effective immediately. Mr. Gerrity’s departure was not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.
The Board unanimously elected Daniel O’Leary as the next Chairman of the Board, effective upon Mr. Gerrity’s resignation.
In connection with his departure, the Company and Mr. Gerrity entered into a separation agreement and general release dated March 26, 2026 (the “Separation Agreement”), which sets forth the terms of Mr. Gerrity’s separation from employment with the Company. Pursuant to the Separation Agreement, Mr. Gerrity will be entitled to receive a lump sum cash payment equal to $2.4 million, plus reimbursement of legal fees of up to $30,000, in exchange for Mr. Gerrity’s agreement to non-competition, non-solicitation of customers and no hire and non-solicitation of employees covenants for the period beginning on the date of his resignation and continuing for nine months thereafter. Mr. Gerrity’s outstanding and unvested performance share units and restricted stock units (and any related dividend payments) will be forfeited as of March 26, 2026, and Mr. Gerrity will receive no additional compensation therefore.
The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Jamie Benard as President and Chief Executive Officer and Director
On March 26, 2026, the Board appointed Jamie Benard to serve as President and Chief Executive Officer of the Company and as a member of the Board, effective May 1, 2026. Mr. Benard, 49, has served since 2023 as President of SOGC, LLC., a privately held upstream exploration and production company. Prior to joining SOGC, he was the principal and owner of Benargy LLC, an advisory firm providing executive management services to energy companies, from 2021 until 2023, and held positions of increasing responsibility at Summit Discovery Resources LLC, an upstream exploration and production company, most recently serving as President and Chief Operating Officer from 2019 to 2021. Mr. Benard’s experience in the energy industry and position with the Company provide him with the necessary experience, qualifications and skills to serve as a director of the Company.
There are no arrangements or understandings between Mr. Benard and any other persons pursuant to which he was appointed President and Chief Executive Officer and member of the Board. There are no family relationships between Mr. Benard and any director or executive officer of the Company, and Mr. Benard has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with Mr. Benard’s appointment as President and Chief Executive Officer and as agreed to in the Offer Letter between the Company and Mr. Benard (the “Benard Offer Letter”), Mr. Benard’s base salary will be $600,000 and he will be eligible to earn an annual bonus with a target bonus equal to 100% of the base salary and a maximum bonus equal to 200% of target. Mr. Benard will also receive an equity grant on May 1, 2026 valued at $4.0 million, with $2.0 million representing his 2026 LTIP award and an additional $2.0 million representing an inducement to join the Company, which award will consist of (i) performance stock units valued at $2.4 million that will vest over a three year performance period and (ii) time-vested restricted stock units valued at $1.6 million that will vest in three equal annual installments following the grant date, subject to continued employment through such dates. Mr. Benard will also be eligible to receive a cash sign-on bonus in the amount of $270,000 and reimbursement, on an after-tax basis, for reasonable relocation expenses.
If Mr. Benard is terminated without cause, resigns for good reason, dies or is terminated due to disability (each a “Qualifying Termination”), the performance stock units and restricted stock units will vest (with performance stock units vesting based on the greater of target or actual performance through the date of termination) and be settled in connection with such termination, subject to (i) the execution and nonrevocation of a release of claims and (ii) compliance with restrictive covenants, including non-competition restrictions, for the period beginning on the Qualifying Termination and continuing for six months following the time at which the restricted stock units are settled, paid or delivered. Mr. Benard will also be eligible to participate in the Vitesse Energy, Inc. Employee Severance Plan, which was attached as Exhibit 10.8 to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on December 19,

2022 and is incorporated by reference herein; provided, however, that (i) the severance compensation payable upon the occurrence of a Qualifying Termination that occurs within two years following a change in control will equal two times the sum of his base salary and target annual cash bonus as in effect at the time of such Qualifying Termination, and (ii) the severance compensation payable upon the occurrence of a Qualifying Termination prior to or more than two years following a change in control will equal one times the sum of his base salary and target annual cash bonus as in effect at the time of such termination of employment. Mr. Benard will not receive additional compensation for service as a director of the Company.
The foregoing description of the Benard Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Benard Offer Letter, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of Mr. Benard’s restricted stock units award does not purport to be complete and is qualified in its entirety by reference to the form of restricted stock unit award agreement, which was attached as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and is incorporated by reference herein. The foregoing description of Mr. Benard’s performance stock unit award does not purport to be complete and is qualified in its entirety by reference to the form of performance stock unit grant notice, including performance stock unit agreement, which was attached as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and is incorporated by reference herein.

Retirement of Brian J. Cree as President; Appointment as Interim Chief Executive Officer
On March 26, 2026, Brian J. Cree, President of the Company, notified the Board of his decision to retire from the Company effective December 31, 2026.
Also on March 26, 2026, the Board appointed Mr. Cree to serve as Interim Chief Executive Officer of the Company. Mr. Cree will serve as President and Interim Chief Executive Officer until May 1, 2026, when Mr. Benard joins the Company, following which, Mr. Cree will relinquish his duties as an officer of the Company and transition to the role of Senior Advisor to the Company to support the leadership transition until his retirement on December 31, 2026. As agreed to in the Offer Letter between the Company and Mr. Cree (the “Cree Offer Letter”), Mr. Cree will receive his current base salary of $440,000 (prorated for the applicable period) through June 30, 2026. Beginning July 1, 2026, Mr. Cree’s salary will be reduced to a rate of $20,000 per month. Mr. Cree will receive accelerated vesting of one-half of his outstanding and unvested RSUs and PSUs (based on the target level of performance), representing 36,109 shares of Company common stock and related accrued, but unpaid dividends, subject to continued employment through June 30, 2026. Mr. Cree will receive (i) payment of an annual bonus for 2026 in the amount of $225,000 and (ii) accelerated vesting of his remaining outstanding and unvested RSUs and PSUs (based on the target level of performance), representing 36,109 shares of Company common stock and accrued, but unpaid dividends, subject to continued employment through December 31, 2026. Mr. Cree will also be subject to restrictive covenants, including non-competition restrictions, for the period ending on September 30, 2027. If Mr. Cree is terminated without cause, Mr. Cree’s right to any unpaid portion of any payments and benefits (including accelerated vesting of RSUs and PSUs) will accelerate to the date of such termination, subject to (i) the execution and nonrevocation of a release of claims and (ii) compliance with restrictive covenants, including non-competition restrictions, beginning on date of the Cree Offer Letter and ending September 30, 2027.
The foregoing description of the Cree Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Cree Offer Letter, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01    Regulation FD Disclosure
On March 26, 2026, the Company issued a press release announcing the Company’s leadership transition plan. The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.
The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits
(d)

Exhibit Number	Description

10.1	Separation Agreement, dated as of March 26, 2026, between Vitesse Energy, Inc. and Robert W. Gerrity.

10.2	Offer Letter, dated as of March 26, 2026, between Vitesse Energy, Inc. and Jamie Benard.

10.3	Offer Letter, dated as of March 26, 2026, between Vitesse Energy, Inc. and Brian J. Cree.

99.1	Press Release issued March 26, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2026	VITESSE ENERGY, INC.

/s/ James P. Henderson
James P. Henderson
Chief Financial Officer